UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2017

ZIONS BANCORPORATION

(Exact Name of Registrant as Specified in its Charter)

Utah	001-12307	87-0227400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Main, 15th Floor, Salt Lake City, Utah	84133
(Address of Principal Executive Office)	(Zip Code)

(801) 844-7637

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

*Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 7.01	REGULATION FD DISCLOSURE

ZB, N.A. and PPS Data, LLC (“ZB” and “PPS”, respectively), two subsidiaries of Zions Bancorporation (“Zions”), entered into a settlement agreement, dated September 20, 2017, with the United States Attorney’s Office for the Eastern District of Pennsylvania (the “USAO”) relating to allegations by the USAO that ZB and PPS violated the Financial Institutions Reform, Recovery and Enforcement Act (“FIRREA”) in connection with payment processing and banking services provided to ten telemarketing or webmarketing companies primarily during the 2006-2008 timeframe. This settlement relates to the same facts that were at issue in a class action lawsuit, Reynaldo Reyes v Zions First National Bank, et al, which ZB and PPS settled in 2016. Under the terms of the agreement, ZB and PPS will pay a civil money penalty of $3.6 million. Because this amount has been fully accrued, the settlement will not affect Zions’ financial results for the third quarter. In the settlement agreement, ZB and PPS denied any violation of FIRREA or other wrongdoing by them or any of their affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zions Bancorporation

Date: September 28, 2017	By:	/s/ Thomas E. Laursen
Name: Thomas E. Laursen
Title: Executive Vice President and General Counsel